EXHIBIT 10.14

          LOAN AGREEMENT DATED AUGUST 19, 1997 BETWEEN THE COMPANY AND
                           GEORGES C. ST. LAURENT JR.


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                                 LOAN AGREEMENT

         This Loan Agreement is made and entered into this 19th day of August, 1997, by and between Vitech America, Inc., a Florida corporation (the "Borrower"), and Georges C. St. Laurent Jr., residing at 5115 Dubois Drive, Vancouver, WA 98661 (the "Lender"). The Borrower has requested the Lender to provide a loan facility in the principal amount of $10,000,000. The loan will be evidenced by senior convertible notes issued by the Borrower in favor of the Lender with the following terms and conditions:
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
ISSUER:                             Vitech America, Inc. (the "Company")

SECURITIES:                         Senior Convertible Note (the "Note")

PRINCIPAL AMOUNT:                   $10 million in two tranches of $5 million.
                                    The Company shall have the option to draw the second tranche after 45 days from the first tranche.

COUPON RATE:                        10%

COUPON PAYMENTS:                    Payable monthly in cash

MATURITY:                           2 years

PRINCIPAL PAYMENTS:                 Outstanding principal balance at maturity

USE OF PROCEEDS:                    General corporate and working capital
                                    purposes

CONVERSION TERMS:                   The Note shall be convertible in whole or in
                                    part at the option of the holder with no less than 90 days notice to the Company.

CONVERSION:                         (a) INITIAL CONVERSION PRICE: The Note shall
                                    be convertible at the rate of one share of common stock for each $16.10 of principal converted.

                                    (b) CONVERSION PRICE RESET FEATURE: If the put feature described below is exercised by the Note holder, and the Company does not pay the full redemption price when due, then the conversion price shall be reset to equal the lesser of (i) the Initial Conversion Price, or (ii) 85% of the average closing bid price for the 45 trading days prior to conversion. The note holder will agree to not short the Company's stock while this feature is available.

HOLDER PUT RIGHT:                   Commencing one year after the date of
                                    issuance, the holder shall have the right to cause the Company to repurchase the outstanding principal at a price equal to 110% of the principal thereof plus accrued and unpaid interest. The put shall increase at 1% per month until maturity of the note, i.e. 110% plus 1% for each additional month after the twelfth month. The put right must be exercised on at least 60 days prior written notice to the Company. After notification of the note holder's desire to


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                                    exercise the put option, anti-dilution
                                    provisions will be null, unless the put is not successful, whereupon the anti-dilution rights shall return to full force. If the note holder has informed the Company of his desire to put the note back to the Company, and in the event that the Company arranges new investors in a structure that is dilutive to the note holder, the note holder shall have the right to invest or restructure the note at the same terms as the new investor.

CALL PROVISION:                     The Company shall have the right to redeem
                                    the Note at 100% of principal at any time plus 1% per month for each month the note is held, with a cap of 110%, subject always to the conversion rights of the holder. Upon notice of the holder's intent to convert, the Company's right to call the Note shall be surrendered

REGISTRATION RIGHTS:                Upon notification of the Holder's intent to
                                    convert, the Company will use its best
                                    efforts to file a registration statement on Form S-3 to register a sufficient number of shares of common stock to satisfy the conversion of the Note.

ANTI-DILUTION RIGHTS:               The note holder shall be entitled to
                                    anti-dilution rights. Upon notification of the Holder's intent to convert, the anti-dilution provisions will be null, unless the put is not successful, whereupon the anti-dilution rights shall return to full force.

OTHER RIGHTS:                       If the Company consummates a structure more
                                    favorable to investors after the date of this note, then the note holder shall be entitled to either adjustment in the terms to meet the terms of the new investors, or repayment of the principal amount plus interest owing.
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In witness whereof, the parties hereto have executed this Loan Agreement as of the day and year first above written.

Vitech America, Inc. (the "Borrower")           Georges C. St. Laurent Jr.
                                                (the "Lender")


By:/S/ EDWARD A. KELLY                          /S/ GEORGES C. ST. LAURENT JR.
----------------------                          --------------------------------
   Edward A. Kelly                              Georges C. St. Laurent Jr.
   Its: Chief Financial Officer